EXHIBIT 10.5


                         HEALTH ALLIANCE NETWORK SYSTEMS

                             JOINT VENTURE AGREEMENT


     AGREEMENT, made as of the 1st day of March, 1996, between HEALTH CONTAINMENT CORPORATION, a New York corporation ("HAN") and JUNIPER HEALTHCARE CONTAINMENT SYSTEMS, INC., a New York corporation ("JHCSI") (individually a "Joint Venturer" and together, the "Joint Venturers").

                              W I T N E S S E T H:

     WHEREAS, HAN has entered into an agreement with The Guardian Life Insurance Company, Inc. ("Guardian"), a copy of which is annexed hereto as Exhibit "A" (the "Guardian Agreement"), to provide certain healthcare cost containment services to Guardian through one or more preferred provider organizations;

     WHEREAS, HAN has agreed to assign the Guardian Agreement (with respect to access to any preferred provider organization in New Jersey) to a joint venture between HAN and JHCSI;

     WHEREAS, HAN and Preferred Providers of New Jersey, Inc. (d/b/a/ QualCare) ("QualCare"), a preferred provider organization, are parties to an agreement dated September 18, 1995, a copy of which is annexed hereto as Exhibit "B" (the "HAN/QualCare Agreement"), whereby QualCare agrees to provide Guardian with access to QualCare's preferred provider network in the State of New Jersey at a discounted price pursuant to the terms of the Guardian Agreement;

     WHEREAS, the parties desire to form a joint venture for the purpose of providing Guardian with the Services (as hereinafter defined) through QualCare; and

     WHEREAS, the parties desire to enter into a joint venture agreement to set forth their relative rights and obligations between one another relating to the Joint Venture;

NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Name. The Joint Venturers hereby associate themselves and form, solely for the purposes herein described, a joint venture (the "Joint Venture") to be known as the "Health Alliance Systems". The Joint Venture may also do business under any other assumed name as the Joint Venturers may elect, after filing any appropriate assumed name certificate(s) as shall be required by applicable law.


     2. Office. The principal business office of the Joint Venture shall be at 111 Great Neck Road, Suite 604, Great Neck, New York 11021 or such other place or places as the Joint Venturers shall hereafter select.


     3. Business. The business of the Joint Venture shall be to provide Guardian with the Services in New Jersey through QualCare. As used in this Agreement, the term "Services" shall mean the health care cost containment services and access to QualCare's preferred provider network of healthcare providers that QualCare is providing to beneficiaries of Guardian's health insurance plans in the State of New Jersey pursuant to the Guardian Agreement.


     4. Term. The Joint Venture shall commence on the date hereof and continue until the first to occur of (a) the date on which the Guardian Agreement terminates and is not renewed, (b) the date on which the HAN/QualCare Agreement terminates and is not renewed, (c) the date on which Guardian terminates its use of Qualcare pursuant to the Guardian Agreement, (d) the date on which the JHCSI/HAN Agreement between Tony Milone ("Milone") and JHCSI that is described in Section 5.2(f)(i) hereof terminate, (e) at any time by mutual consent of HAN and JHCSI, or (f) December 31, 1997.

     5.  Contributions  and Other  Obligations Of the Joint Venturers.

     5.1 Each Joint Venturer agrees to make an initial capital contribution to the Joint Venture of $250.00 payable on execution hereof.

     5.2 During the term of this Agreement, HAN shall have the following obligations to the Joint Venture which, unless otherwise specified, shall be at HAN's own expense:

     (a) HAN shall use its best efforts to (i) fully perform its obligations under, and (ii) enforce, at the cost of the Joint Venture, its rights under, the HAN/QualCare Agreement on the Joint Venture's behalf.

     (b)      INTENTIONALLY DELETED.

     (c) HAN shall use reasonable efforts to maintain the relationship between Guardian and the Joint Venture and between QualCare and HAN, and to obtain renewals of the Guardian Agreement with the Joint Venture and of the HAN/QualCare Agreement with HAN.

     (d) If the Joint Venture performs its obligations under Section 5.9, then HAN shall be solely responsible to pay QualCare all sums due to QualCare pursuant to the HAN/QualCare Agreement, and shall pay such sums to QualCare when due.

     (e) HAN shall, at the sole cost of the Joint Venture, obtain all necessary licenses, permits and other governmental approvals, if any, required or necessary to operate the Joint Venture. If HAN is required to obtain any license, permit or approval in connection with its involvement in the Joint Venture, then HAN shall obtain and maintain the same and shall pay the costs of obtaining and maintaining the same.

     (f) (i) JHCSI and Milone are parties to a certain Consulting Agreement dated June 7, 1994, as amended on August 31, 1994 and as further amended on May 18, 1995, between JHCSI and Milone (the "JHCSI/Milone Agreement").

     (ii) During the term of this Agreement, HAN shall pay to Milone an amount equal to all cash consideration (the "Cash Amounts") that JHCSI is otherwise obligated to pay to Milone pursuant to the JHCSI/Milone Agreement with respect to the Services provided to Guardian by QualCare in the State of New Jersey.

     (iii) During the term of this Agreement, Milone will make no claim against JHCSI for any portion of the Cash Amounts that JHCSI would otherwise be obligated to pay to him pursuant to the JHCSI/Milone Agreement with respect to the Services provided to Guardian by QualCare in the State of New Jersey, and releases JHCSI from any obligation to pay any portion of the Cash Amounts to him. Milone hereby consents to HAN's agreement to pay him the Cash Amounts as provided in this Section 5.2(f).

     (iv) Notwithstanding  anything contained in this Agreement to the contrary,
(1) HAN shall not be obligated to pay Milone any cash, stock or other compensation that JHCSI is obligated to pay to Milone arising from the agreement dated as of January 1, 1995 between JHCSI and Medichoice Network, Inc. (an affiliate of Medical Review Corp.) or from any other agreement between JHCSI and Medichoice (or any of their respective affiliates) (collectively, the "JHCSI/Medichoice Agreement"), and (2) except for the Cash Amounts described in
Section 5.2(f)(iii), nothing contained in this Agreement shall be deemed to release JHCSI or its affiliates from any of their respective obligations to Milone pursuant to the provisions of the JHCSI/Milone Agreement, the JHCSI/Medichoice Agreement, or the Consulting Agreement dated May 31, 1995 between Milone and JHCSI ("May Agreement").

     5.3 During the term of this Agreement, JHCSI shall have the following obligations to the Joint Venture and HAN, which, unless otherwise specified, shall be at JHCSI's own expense:

     (a) JHCSI shall manage and administer the Joint Venture, in accordance with the budget agreed to by the Joint Venturers each year; provided that the existing budget then in effect shall continue in effect, adjusted for inflation, until a new one has been agreed to by the parties.

     (b) JHCSI shall provide all accounting (excluding accounting services to be rendered by the Joint Venture's accountants as set forth in Section 10.2), bookkeeping and record keeping services.

     (c) In order to implement the budget and business plan agreed to by the Joint Venturers from time to time, JHCSI shall market and promote the Joint Venture in the manner and to the extent it in its sole discretion determines; provided JHCSI's actions on behalf of the Joint Venture shall be conducted in a manner to ensure that they are not detrimental to the relationship of the Joint Venture or that of either Joint Venturer with Guardian or QualCare; and further provided that HAN shall be responsible for conducting all negotiations and communications with QualCare and Guardian.

     (d) If JHCSI is required to obtain any license, permit or approval in connection with its involvement in the Joint Venture, then JHCSI shall obtain and maintain the same and shall pay the costs of obtaining and maintaining the same.

     5.4 An individual capital account shall be maintained for each Joint Venturer. The capital account of each Joint Venturer shall consist of the Joint Venturer's initial cash contribution increased by the amount of any additional capital contribution made by such Joint Venturer plus the agreed fair market value (sometimes "Gross Asset Value") of any property contributed to the capital of the Joint Venture (net of liabilities secured by such property that the Joint Venture is considered to assume or take subject to) by such Joint Venturer. For purposes hereof, the performance of the obligations (as opposed to the contributions of tangible property) required of the Joint Venturers pursuant to Sections 5.2 and 5.3 above shall not be deemed to be a capital contribution and shall not increase any Joint Venturer's capital account. The capital account of each Joint Venturer shall be credited with such Joint Venturer's share of profits determined in accordance with Section 6 hereof and any items in the nature of income or gain that are specially allocated to such Joint Venturer. The capital account of each Joint Venturer shall be debited with the amount of cash and the agreed fair market value of any Joint Venture property (net of liabilities secured by such distributed property that such Joint Venturer is considered to assume or take subject to) distributed to such Joint Venturer pursuant to any provision of this Agreement, such Joint Venturer's distributive share of losses and deduction determined in accordance with Section 6 hereof, and any items in the nature of expenses or losses that are specially allocated to such Joint Venturer.

     5.5 No interest shall be paid by the Joint Venture on the capital contributions and no Joint Venturer shall, except as otherwise provided herein, have the right to withdraw, or demand a refund or return of, its capital contribution, or receive or demand property other than cash.

     5.6 The foregoing provisions and the other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Treasury Regulation Section 1.704-1(b), as amended, and shall be interpreted and applied in a manner consistent with such Regulation, as amended. If the accountants for the Joint Venture shall determine that it is prudent to modify the manner in which the capital accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, such modification may be made upon written notice to both Joint Venturers, provided that it is not likely to have a material effect on the amounts distributable to any Joint Venturer during any tax year or pursuant to Section 13 hereof upon the liquidation of the Joint Venture. If the accountant for the Joint Venture shall determine adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.7041(b)(2)(iv), upon notice to both Joint Venturers, there shall be an adjustment to the amounts debited or credited to capital accounts with respect to (a) any property contributed to the Joint Venture or distributed to the Joint Venturers and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Joint Venture or the Joint Venturers. The Joint Venture, after consultation with its accountant, and after notice to both Joint Venturers, also shall make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

     5.7 If a Joint Venturer sells its interest in the Joint Venture subject to the restrictions contained in this Agreement, the remaining Joint Venturer may, at its sole discretion make the adjustments allowed by the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder in order to increase the basis of the purchaser, provided the same may be done in accordance with rules and regulations applicable at the time of such action.

     5.8 JHCSI agrees that Milone's continued employment by, and ownership interest in, HAN and its affiliated entities for the sole purpose of the operation of the Joint Venture does not constitute a violation of the JHCSI/Milone Agreement or the May Agreement; provided, nevertheless, that the JHCSI/Milone Agreement and the May Agreement (including, without limitation, the covenant not to compete and representations and warranties contained therein) shall continue in full force and effect.

     5.9 The Joint Venture shall pay to HAN each month, from cleared or "good" funds received by the Joint Venture from Guardian, an amount equal to the amount that was paid or is then payable by HAN to QualCare pursuant to the HAN/QualCare Agreement.

     5.10 HAN warrants and represents to JHCSI that (a) HAN has no written or oral agreement with QualCare or its affiliates pursuant to which QualCare has agreed to pay to Milone or HAN, or any of their respective affiliates, any portion of the payment that QualCare will receive pursuant to the provisions of the HAN/QualCare Agreement, and (b) the HAN/QualCare Agreement is in full force and effect and HAN has not received notice from QualCare claiming any breach of such agreement.

     5.11 At the time of the first distribution from the lockbox account, the Joint Venture shall pay, as an expenses of the Joint Venturer, the legal fees incurred by each Joint Venturer to Kurzman & Eisenberg, LLP and Certilman, Balin, Adler & Hyman, LLP in connection with drafting and negotiating this Agreement and the formation of the Joint Venture.


     6. Profits and Losses. 6.1 The capital percentage interest of each Joint Venturer (the "Capital Percentage Interest") shall be as follows:

                              HAN 50%
                              JHCSI 50%

     6.2 The term "Cash  Flow"  shall  mean all  revenue  received  by the Joint
Venture from Guardian or any other source remaining after payment of all obligations of the Joint Venture (including, without limitation, payment to HAN of the amounts described in Section 5.9) and after provision of reasonable reserves (in amounts determined jointly by the Joint Venturers).

     6.3 Net profits or net losses of the Joint Venture shall be allocated to each of the Joint Venturers in proportion to their respective Capital Percentage Interests. All Cash Flow of the Joint Venture shall be distributed to each of the Joint Venturers in proportion to their respective Capital Percentage
Interests. Distributions of Cash Flow shall be made at such time and in such amounts as set forth in Section 8.

     6.4 In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Joint Venture shall, solely for tax purposes, be allocated among the Joint Venturers so as to take account of any variation between the adjusted basis of such property to the Joint Venture for Federal income tax purposes and its initial Gross Asset Value (computed in accordance with the terms set forth herein).

     If the Gross Asset Value of any Joint Venture asset is adjusted in accordance with the terms set forth herein, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

     Any elections or other decisions relating to such allocations shall be made by the Joint Venture, upon notice to both Joint Venturers, in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.4 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Joint Venturer's capital account or share of profits, losses, other items, or distributions pursuant to any provision of this Agreement.
Additionally, this Agreement incorporates by reference the "Minimum Gain Chargeback Requirement" of Section 1.704-2(f) of the Treasury Regulations.

     7. Additional Contributions. Unless unanimously agreed by both Joint Venturers, no Joint Venturer shall be required to make any contribution to the Joint Venture other than as set forth in Section 5.


8. Salaries, Draws,  Distributions Payment Terms and Profit Determinations.

     8.1 No Joint Venturer shall be entitled to a salary or draw.

     8.2 Distributions of all Cash Flow shall be made within five (5) business days after each check is received from Guardian and the check for such payment has cleared or become "good" funds. The Joint Venturers will enter into a "lockbox" agreement with a bank or other financial institution pursuant to which all payments from Guardian will be deposited into an account maintained by the lockbox agent, and each month the lockbox agent will (a) pay those expenses that the Joint Venture is obligated to pay pursuant to this Agreement (including, without limitation, the payments to HAN described in Section 5.9), (b) pay itself its agreed upon fees for serving in such capacity, (c) deposit Two Hundred Dollars ($200) per month in the Joint Venture's bank account (Account Number 028-001081) at Marine Midland Bank, 523 Middleneck Road, Great Neck, New York 11023, (d) distribute 50% of the remaining Cash Flow to each Joint Venturer (or as may be directed by the Joint Venturers pursuant to a jointly executed letter of direction), and (e) send a monthly lock box account activity statement to each Joint Venturer.

     9. Confidentiality and Restrictive  Covenant.

     9.1 Each of HAN and JHCSI is sensitive to the confidential nature of their relationship to each other, to QualCare and to Guardian as provided in this Agreement. Consequently, it is hereby agreed as follows:

     Neither HAN nor JHCSI will, directly or indirectly, at any time reveal or make known to any person, firm, corporation or business organization, any customer lists, trade secrets or any secret or confidential information of any kind (collectively, "Confidential Information") used by the other party (the "Protected Party") and made known to HAN or JHCSI by reason of this Agreement or the activities of the Joint Venture with respect to Guardian or QualCare.

     The obligations of this Section 9.1 shall not apply to any Confidential Information which

(a) was demonstrably known to the other party prior to learning it from the Protected Party;

(b) was known or generally available to the public or becomes known or generally available to the public through no breach of this Agreement;

(c) is demonstrably learned or developed by any party from sources independent of the Protected Party;

(d) a Joint Venturer discloses to its officers, directors, employees or professional consultants in connection with the conduct of such Joint Venturer's business activities (provided that each such person shall be made aware of the confidential nature of such information and the requirement that it not be disclosed to third parties);

(e) a Joint Venturer is required disclose to any governmental agency or court of law or by legal process (in which case, the disclosing party will attempt to provide the Protected Party notice and reasonable opportunity under the circumstances to object); or

(f) a Joint Venturer discloses in connection with the prosecution or defense of a litigation by or among the Joint Venturers, Milone and/or the Joint Venture.

     9.2 During the term of this Agreement, neither HAN, Milone nor JHCSI will, directly or indirectly, offer to provide PPO health care cost containment services to Guardian within the State of New Jersey which is in competition with the Services offered to Guardian by the Joint Venture through the HAN/QualCare Agreement. The services provided to Guardian pursuant to the JHCSI/Medichoice Agreement shall not be deemed to violate the provisions of this Section 9.2.

     9.3 In the event of any conflict between the provisions of this Section 9 and the provisions of paragraph 8.3 of the JHCSI/Milone Agreement dated June 7, 1994, such provisions of the JHCSI/Milone Agreement shall control.

     10. Books and Records.

     10.1 The fiscal year of the Joint  Venture  shall end on December  31. 10.2
All accounting records of all Joint Venture business shall be kept open to inspection by either of the Joint Venturers, or their designee or legal representative, at all reasonable times. The Joint Venture shall maintain its accounting records and shall report for income tax purposes on the cash or accrual basis of accounting as the Joint Venturer's accountants shall determine or as required by the income tax regulations. Both Joint Venturers consent to the selection of Goldstein & Ganz, P.C., Certified Public Accountants, as the accountants for the Joint Venture. Within 90 days of the end of each calendar year, a complete accounting of the affairs of the Joint Venture shall be prepared at the expense of the Joint Venture and shall be furnished to each Joint Venturer, together with such appropriate information as may be required by each Joint Venturer for the purpose of preparing its income tax return for that year. The complete accounting shall include, but not be limited to, a balance sheet as of the end of the Joint Venture's fiscal year and statements of income for such fiscal year. All matters of accounting for which there is no provision in this Agreement are to be governed by generally accepted accounting principles applied on a consistent basis. Each year, JHCSI shall pay the Joint Venture's accountant the agreed upon budgeted amount to prepare and file all necessary year end tax returns and prepare all necessary financial statements.

     10.3 The books and records of the Joint Venture shall be kept at the offices of the Joint Venture's accountants, or in such other place as may be agreed upon by the Joint Venturers.

     11. Banking. All funds of, and amounts paid to, the Joint Venture (other than those held by the lockbox agent) shall be deposited in its name in one or more accounts at Marine Midland Bank,523 Middleneck Road, Great Neck, New York 11023, or at such other financial institution as the Joint Venturer's may agree upon. All withdrawals therefrom are to be made upon checks signed by an officer or other designee of both Joint Venturers.

12.      Termination.

12.1     The Joint Venture shall be dissolved and terminated

(a)      at any time by mutual agreement of the Joint Venturers;

(b) by either Joint Venturer upon 30 days notice to the other Joint Venturer if such other Joint Venturer has materially breached this Agreement (and has failed to cure such breach within thirty days after receipt of written notice specifying the alleged breach, or if such breach cannot reasonably be cured within such thirty day period, such cure period shall be extended for such additional period as may reasonably be required to cure the breach as long as cure of the breach is promptly commenced and diligently pursued to completion);

(c) by a Joint Venturer of the other Joint Venturer has been convicted of a crime or of fraud;

(d) upon the occurrence of any event causing dissolution under existing state law; or

(e) as otherwise provided in this Agreement;

in any of which events the Joint Venturers shall proceed with reasonable promptness to liquidate the business of the Joint Venture. The proceeds of such liquidation shall be applied and distributed in the following order of priority, when realized:

     (i) First, to the payment of all debts, taxes, obligations and other liabilities of the Joint Venture (collectively, the "Liabilities"), including any Liabilities owed to the Joint Venturers or their affiliates, and the necessary expenses of liquidation. Where there is a contingent debt, obligation or liability, a reasonable reserve shall be set up to meet such contingency and if and when the contingency shall cease to exist, the monies, if any, in the reserve shall be distributed as herein provided;

     (ii) Then, to the Joint Venturers in accordance with, and in proportion to, their positive capital account balances; and

     (iii) Last, to the Joint Venturers pro rata in accordance with their Capital Percentage Interests.

     12.2 A reasonable time shall be allowed for the orderly liquidation of the assets of the Joint Venture and the discharge of liabilities to creditors so as to permit the sale of Joint Venture property on favorable prices or terms.

     12.3 Except as set forth above in this Section 12, no Joint Venturer shall have the right or power to demand or receive property other than cash from the Joint Venture.

     12.4 Except as provided in Section 12.1 with respect to the obligations of the parties to liquidate the Joint Venture upon dissolution, upon termination of the Joint Venture, neither Joint Venturer shall have any further obligations to the other or to the Joint Venture with respect to the Guardian Agreement or the HAN/QualCare Agreement. It is the intention of the parties that upon termination of the Joint Venture each of JHCSI and HAN, and their respective affiliates, shall be free to contract with QualCare and Guardian for its own benefit and that neither JHCSI nor HAN, nor their respective affiliates, shall be entitled to participate in any economic or other benefit derived from any agreement entered into after such termination by JHCSI or HAN (or their respective affiliates), on the one hand, and Guardian and/or QualCare, on the other;
provided, nevertheless, that if this Agreement terminates prior to the termination of the JHCSI/Milone Agreement and/or the May Agreement, the terms and provisions of such surviving agreements shall continue unimpaired by the provisions of this Section 12.4.

     The termination of the Joint Venture shall not act to terminate, amend or modify or to create a breach of the JHCSI/Milone Agreement or the May Agreement.

     12.5 If either Joint Venturer breaches or fails to perform any of its obligations under this Agreement and such breach remains uncured after the notice and grace period provided in Section 12.1(b), then in addition to any other remedies that may be available pursuant to this Agreement, at law or in equity, the non-breaching Joint Venturer may (but shall not be obligated to) perform the obligations that the breaching Joint Venturer has failed to perform on behalf of the Joint Venture (provided that such performance shall not result in a waiver or cure of the breach by the breaching Joint Venturer).

     13. Restrictions on Transfer; Right of First Refusal.

     13.1 No Joint Venturer shall sell, assign, transfer, or otherwise dispose of all or any part of its interest in the Joint Venture, without (a) the written consent of the other Joint Venturer, which may be withheld at its absolute discretion, or (b) as otherwise permitted by Section 13.2 hereof. As a condition precedent to any sale, assignment, transfer or other disposition of an interest in the Joint Venture pursuant to the preceding sentence or Section 13.2(a), the transferee shall execute and deliver to the Joint Venture a legally enforceable agreement expressly assuming all of the terms, conditions, covenants and agreements of this Agreement. The sale or disposition of any interest in the capital stock of a Joint Venturer by its shareholders or other equity owner(s) shall not be considered a sale or disposition of an interest in the Joint Venture for the purposes of this Agreement.

     13.2 Notwithstanding the foregoing, each Joint Venturer may convey its interest in the Joint Venture to (a) a person or entity (i) that controls, is controlled by, or is under common control with, the Joint Venturer, (ii) into which or with which such Joint Venturer merges, or (iii) which acquires all or substantially all of the assets of such Joint Venturer, and (b) a parent, grandparent, child, grandchild, brother, sister, spouse or spouse of any of the foregoing or trust for the benefit of himself or any of the foregoing.

     13.3 Upon the happening of any of the following events (each a "Triggering Event") with respect to a Joint Venturer (an "Affected Venturer") or with respect to an Affected Venturer's interest in the Joint Venture ("Affected Interest"), the Joint Venture and the other Joint Venturer shall have the right and option to purchase all or any portion of the Affected Venturer's interest in the Joint Venture at the price and upon the terms hereafter provided below in
Section 13.6.

     (a) Any involuntary transfer, sale or other disposition of all or any part of an interest of a Joint Venturer in the Joint Venture, whether by operation of law, pursuant to court order, execution of a judgment or other legal process or otherwise, and including, but not limited to, a transfer to a trustee in bankruptcy, receiver or assignee for the benefit of creditors.

     (b) The filing of a voluntary petition in bankruptcy or reorganization or an adjudication as bankrupt or insolvent or the voluntary seeking, or consenting to, or acquiescing in, the appointment of any trustee, receiver, conservator or liquidator.

     (c) The filing of an involuntary petition in bankruptcy or reorganization an adjudication as bankrupt or insolvent which proceeding is not dismissed within 120 days after its filing.

     (d) Any attempted withdrawal of a Joint Venturer from the Joint Venture in violation of this Agreement.

     13.4 Upon the occurrence of a Triggering Event, the Affected Venturer shall forthwith give written notice to the Joint Venture and to the other Joint Venturer, stating when the Triggering Event occurred, the reason therefor, the percentage of the interest of the Affected Venturer in the Joint Venture so affected, and the name, address and capacity of the transferee, if a transfer has occurred. If no such notice is given, the Joint Venture or the other Joint Venturer may institute the purchase proceedings by a written notice to the Affected Venturer.

     13.5 Upon receipt of any notice specified in Section 13.4, the Joint Venture or the other Joint Venturer, at the option of the other Joint Venturer, shall have the right and option, for a period ending ninety (90) calendar days following the determination of the purchase price of the Affected Interest, to elect to purchase all of such Affected Interest at the price and terms provided below.

     13.6 If, as a result of a Triggering Event, all or any part of the interest of the Affected Venturer in the Joint Venture has been transferred to a transferee, such transferee shall take and hold such interest subject to this Agreement and to all of the obligations and restrictions upon the Joint Venturer from whom such interest was acquired and shall observe and comply with this Agreement and with all such obligations and restrictions.

     The purchase price for the Affected Interest shall be equal to the fair market value of such interest as determined by appraisal conducted at the expense of the Joint Venture. Such appraisal shall be conducted by a person with experience in evaluating contracts similar to this Agreement in the health care industry. If the parties are unable to agree upon an appraiser, then each shall choose an appraiser and the two appraisers so chosen shall select a third appraiser. All of the appraisers so chosen shall jointly determine the fair market value of the Affected Interest. If one appraiser is chosen, the parties shall each pay one half of his fee. If three appraisers are used, each party shall pay the fee of the appraiser selected by it and shall pay one half of the fee for the third appraiser.

     The purchase price determined above shall be payable, at the purchaser's option, either all in cash or with 50% of the purchase price paid at the closing and the balance in equal monthly installments over 24 months with interest at the prime rate, as published in the Wall Street Journal, as of the date of the closing.

     13.7 No Joint  Venturer  shall,  with  respect to its interest in the Joint
Venture: pledge, encumber, hypothecate, create a security interest in or lien on, or in any way attempt to otherwise grant, convey or transfer any interest in or suffer to exist any lien, attachment, levy, execution or encumbrance on its interest in the Joint Venture without the written consent of the other Joint Venturer.

     13.8 HAN represents and warrants that during the term of this Agreement, Milone shall, on behalf of HAN (or of any company that succeeds to HAN's interest in the Joint Venture), remain primarily responsible for managing the relationship with (a) Guardian pursuant to the Guardian Agreement, (b) QualCare pursuant to the HAN/QualCare Agreement, and (c) JHCSI pursuant to this Agreement.

     13.9 HAN represents and warrants that as of the date hereof Milone owns not less than 60% of the ownership interests in HAN, and that no other person individually owns more than 10% the ownership interests in HAN. JHCSI represents and warrants that as of the date hereof Juniper Medical Systems, Inc. is the only shareholder of JHCSI.

     14. Notices. Any notice required or given with respect to this Agreement shall be valid and effective when delivered by registered or certified mail return receipt requested or by hand or by overnight mail or courier or by telecopier to the address (or telecopier number) as set forth below. Any party hereto may change such address (or telecopier number) by notice given to the Joint Venture and the other Joint Venturers in accordance with this Section 14.

If to           HAN: HEALTH CONTAINMENT CORPORATION
                2 Gannett Drive, Suite 200
                White Plains, NY 10604
                Telecopier Number: (914) 694-6531
                Attention: Anthony V. Milone, President

with a copy to: KURZMAN & EISENBERG, LLP
                One North Broadway, 10th Floor
                White Plains, NY 10601
                Telecopier Number:  (914) 285-9855
                Attention:       Stephen R. Levy, Esq.

If to JHCSI:    JUNIPER HEALTHCARE CONTAINMENT SYSTEMS, INC.
                111 Great Neck Road, Suite 604
                Great Neck, New York 11021
                Telecopier Number: (516) 829-4391
                Attention:       Vlado Hreljanovic, President

with a copy to: CERTILMAN BALIN ADLER & HYMAN, LLP
                90 Merrick Avenue
                East Meadow, New York 11554
                Telecopier Number: (516) 296-7111
                Attention:       Gavin C. Grusd, Esq.


15.      Indemnification.

     15.1 Notwithstanding anything to the contrary stated herein, neither Joint Venturer, and no officer, director, member, shareholder, employee, agent, affiliate or permitted successor or assign of either Joint Venturer, shall be liable, responsible or accountable in damages or otherwise to the other Joint Venturer or to the Joint Venture for any errors in judgment, for any act performed by such person or entity, or for any omission or failure to act, if the performance of such act or such omission or failure (a) was done in good faith in connection with the operation of the Joint Venture, (b) was within the scope of the authority conferred upon such person or entity by this Agreement,
(c) does not constitute a breach of fiduciary duty, or a breach of any representation, warranty or covenant contained in this Agreement, and (d) does not constitute willful misconduct, gross negligence or reckless disregard of duties. If any part of this Section 15.1 shall, for any reason and to any extent, be invalid or unenforceable, this Section 15.1 shall be construed to exculpate the foregoing persons and entities to the fullest extent permitted by the law.

     15.2 The Joint Venture shall indemnify and hold harmless each of the Joint Venturers and each of their respective officers, directors, shareholders, affiliates, agents and employees (collectively, the "Indemnified Persons") from and against any and all claims, expenses and liabilities made against or reasonably incurred by any such Indemnified Person in connection with the defense or disposition of any claim, lawsuit, arbitration, proceeding, government action or similar event in which any such Indemnified Person may be involved or with which any such Indemnified Person may be threatened, with respect to or arising out of any act performed by such Indemnified Person or any omission or failure to act by such Indemnified Person if the performance of such act or such omission or failure (a) was done in good faith for the direct benefit of the Joint Venture, (b) was within the scope of the authority conferred upon such person or entity by this Agreement, (c) does not constitute a breach of fiduciary duty, or a breach of any representation, warranty or covenant made by the Indemnified Person in this Agreement, and (d) does not constitute willful misconduct, gross negligence or reckless disregard of duties.

     The Joint Venture's indemnification obligations under this Section 5.2 shall not apply with respect to (1) any proceeding brought by the Joint Venture or a Joint Venturer, or (2) any claim asserted or proceeding brought against an Indemnified Person by any present, future or former shareholder of a Joint Venturer, or by any taxing or governmental or regulatory authority having jurisdiction with respect to the business conducted by such Indemnified Person.

     15.3 HAN shall indemnify and hold harmless the Joint Venture and JHCSI and its shareholder, officers and directors, affiliates and employees (collectively, the "JHCSI Indemnified Party") from and against any and all claims, expenses and liabilities made against or reasonably incurred by the Joint Venture or any JHCSI Indemnified Party in connection with the defense or disposition of any claim, lawsuit, arbitration, proceeding, government action or similar event brought by QualCare with respect to the HAN/QualCare Agreement in which any such JHCSI Indemnified Party may be involved or with which any such JHCSI Indemnified Party may be threatened, with respect to or arising out of any act performed by HAN or any omission or failure to act by HAN if the performance of such act or such omission or failure (a) was not done in good faith for the direct benefit of the Joint Venture, (b) was not within the scope of the authority conferred upon HAN by this Agreement, (c) constitutes a breach of a breach of fiduciary duty, or any representation, warranty or covenant made by HAN in this Agreement, and (d) constitutes willful misconduct, gross negligence or reckless disregard of duties by HAN.

     15.4 JHCSI shall indemnify and hold harmless the Joint Venture and Milone, HAN and its shareholders, officers, directors, affiliates and employees (collectively, the "HAN Indemnified Party") from and against any and all claims, expenses and liabilities made against or reasonably incurred by the Joint
Venture or any HAN Indemnified Party in connection with the defense or disposition of any claim, lawsuit, arbitration, proceeding, government action or similar event in which the Joint Venture or any such HAN Indemnified Party may be involved or with which the Joint Venture or any such HAN Indemnified Party may be threatened, with respect to or arising out of any claim asserted or proceeding brought against the Joint Venture or a HAN Indemnified Person (a) by any present, future or former shareholder of JHCSI or Juniper Medical Systems, Inc., or (b) by any federal, state or local government, or entity exercising governmental executive, legislative, judicial, taxing, regulatory or administrative functions, with respect to the business conducted by JHCSI or Juniper Medical Systems, Inc. (exclusive of the business conducted by the Joint Venture).

         15.5     Indemnification Procedures.

(a)  Definitions.

     As used in this Section 15.5, the term "Indemnified Party" shall mean any person or entity who is entitled to be indemnified pursuant to this Section 15; and the term "Indemnitor" shall mean any person or entity who is obligated to indemnify another person or entity pursuant to this Section 15.

(b) Claim Notices.

     The Indemnified Party shall send a written notice (the "Claim Notice") to the Indemnitor upon the occurrence of any event or the discovery of any facts, or the commencement of any litigation or proceeding against the Indemnified Party which might give rise to a claim for indemnification. Each Claim Notice shall be given as promptly as possible after the Indemnified Party has actual notice of such event, state of facts, litigation or proceeding and it appears reasonably probable that such event, state of facts, litigation or proceeding might involve matters that would give rise to a claim for indemnification against any Indemnitor. Each Claim Notice shall specify, with particularity, the nature and, to the extent ascertainable, the amount of the claim.

 (c) Defense of Claims.

     The Indemnitor shall have the right, using experienced attorneys, to litigate or otherwise contest, compromise or settle (at the Indemnitor's expense) any such claim described in a Claim Notice. The Indemnified Party shall have the right to retain counsel and participate, at the Indemnified Party's sole expense, in the defense of any action or proceeding brought in connection with such a claim.

(d) Cooperation.

     Each Indemnified Party shall cooperate fully with the Indemnitor in connection with the litigation, contest, compromise and settlement of all claims that are subject to indemnification.

     16.      Miscellaneous.

     16.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, heirs and
assigns       (collectively       "Successors-In-Interest"),       and      such
Successors-In-Interest, whether acquiring such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement. 16.2 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly in such State.

     16.3 This Agreement (together with any schedules and exhibits hereto) sets forth the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements and understandings relating to the subject matter hereof.
16.4 This Agreement may he amended or modified only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provisions hereof shall in no manner affect the party's right at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such breach or of the breach of any other term of this Agreement.

     16.5 Reference to this Agreement herein shall include any amendment or renewal hereof.

     16.6 If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and only to the extent such provision shall be held to be invalid or unenforceable and shall not in any way affect the validity or enforceability of the other provisions hereof, all of which provisions are hereby declared severable, and this Agreement shall be carried out as if such invalid or unenforceable provision or portion thereof was not embodied herein.

     16.7 This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. The headings in this Agreement are solely for the convenience of the parties, and are not intended to and do not limit, construe or modify any of the terms and conditions hereof. Any pronouns and any variation thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the parties may require.

     16.8 The parties acknowledge that they are, and shall remain, independent contractors and that the execution of this Agreement by each of them, does not create, nor shall it be construed as creating, any relationship of principal and agent, of partnership, joint-venture, affiliate or subsidiary between them, and that neither party shall be severally or jointly responsible for the acts of the other party.

     16.9 Notwithstanding any provision contained in this Agreement to the contrary, each party hereby waives any right that it might now have or may in the future acquire to assert any claim against the other for consequential or punitive damages in connection with any breach by the other party of its obligations under this Agreement.

     16.10 HAN and JHCSI shall bear all legal fees and costs in connection with the formation of the Joint Venture and preparation of this Agreement, on an equal basis.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              HEALTH CONTAINMENT CORPORATION


                              By:/s/Anthony Milone
                                  Anthony Milone, President



                              JUNIPER HEALTHCARE CONTAINMENT SYSTEMS, INC.


                              By:/s/Vlado Hreljanovic
                                  Vlado Hreljanovic, President



                              /s/ANTHONY MILONE
                               ANTHONY MILONE
                              only as to applicable provisions hereof.